EXHIBIT 23.2

Douglas W. Child, CPA Marty D. Van Wagoner, CPA J. Russ Bradshaw, CPA William R. Denney, CPA Roger B. Kennard, CPA Russell E. Anderson, CPA
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement of Aftermarket Enterprises, Inc. on Form SB-2/A of our report dated March 1, 2007, for the fiscal years ended December 31, 2006 and 2005, and to all references to our firm included in this Registration Statement.

/s/Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
October 4, 2007
Salt Lake City, Utah

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1377
Facsimile 801.927.1344
5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701
Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong